Exhibit 10.1

AMENDMENT NO. 1 TO

SUBSCRIPTION AGREEMENT

LeddarTech Inc.
4535 Wilfrid-Hamel Blvd #240
Québec, Québec G1P 2J74

This AMENDMENT NO. 1 TO SUBSCRIPTION AGREEMENT (this “Amendment”) is being entered into as of October 30, 2023 by and among LeddarTech Inc., a corporation organized under the Canada Business Corporations Act (the “Company”) and each undersigned investor (each, an “Investor” and collectively, the “Investors”).

A. WHEREAS, the Company has entered into the Transaction Agreement with Newco and the SPAC, pursuant to which, among other things, under a plan of arrangement, (i) Newco will amalgamate with the SPAC to form Amalco, (ii) Amalco will acquire all of the issued and outstanding equity of the Company in exchange for equity of Amalco (including options, warrants or other securities that have the right to acquire or convert into equity securities of the Company), and (iii) the Company will become a wholly-owned subsidiary of Amalco and be amalgamated with Amalco to form the Combined Company, subject to the plan of arrangement and other terms and conditions set forth in the Transaction Agreement (collectively, the “Business Combination”);

B. WHEREAS, the Company and certain Investors entered into that certain subscription agreement dated as of June 12, 2023, and the Company and the remaining Investors subsequently entered into joinder agreements (each, a “Joinder Agreement”) to such subscription agreement (such subscription agreement, together with each of the Joinder Agreements, the “Subscription Agreement”);

C. WHEREAS, pursuant to the Subscription Agreement, the Investors committed to purchase, and did purchase, $22,000,530 aggregate principal amount of Tranche A Notes and Warrants to purchase approximately 605,005 Class D-1 Preferred Shares of the Company, and such Investors committed to purchase, at the closing of the Business Combination, $22,000,530 aggregate principal amount of Tranche B Notes;

D. WHEREAS, in order to manage its current need for additional working capital and to finance the Company’s working capital in order to enable it to complete the transactions contemplated by the Transaction Agreement, the Company has agreed with the Investors identified on Schedule A hereto (the “Accelerating Investors”) to accelerate the timing of their purchase of a portion of their committed Tranche B Amount to the Accelerated Tranche B Closing Date (as defined below) and, as an inducement to the Accelerating Investors to fund a portion of their committed Tranche B Amount on the Accelerated Tranche B Closing Date, the Company has agreed to issue to the Accelerating Investors additional warrants in substantially the form attached hereto as Schedule C to purchase in the aggregate up to a maximum of 24,322 Class D-1 Preferred Shares of the Company on or before the first Business Day after the Accelerated Tranche B Closing Date (the “Additional Warrants”).

E. WHEREAS pursuant to Section 14.7 of the Subscription Agreement, the terms of the Subscription Agreement may be amended with the written consent of the Company and the Majority Investors, and the Tranche A Amount, the Tranche B Amount and the Number of Warrant Shares set forth on the signature pages thereto may be amended with the consent of all the Note Investors.

NOW, THEREFORE, in connection therewith, and in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Investors and the Company acknowledges and agrees as follows:

1.	Definitions. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Subscription Agreement.

2.	Amendment. Pursuant to Section 14.7 of the Subscription Agreement, the Subscription Agreement is hereby amended as follows:

a.	The text of Recital G of the Subscription Agreement is hereby amended by deleting such text in its entirety and replacing it with “WHEREAS, in connection with the Transaction, the Company may also enter into Joinder Agreements, amendments to this Subscription Agreement or separate subscription agreements, which shall make reference to this Subscription Agreement, with the Investors or certain other investors (the “Additional Investors” and, collectively with the Investors, the “Note Investors”) (the “Other Subscription Agreements”), pursuant to which such Investors or Additional Investors will purchase, contingent upon, inter alia, the closing of the Transaction or the other conditions set forth in the applicable amendment to this Subscription Agreement, additional secured convertible notes substantially in the form attached hereto as Schedule A (each, an “Additional Note”, and, collectively, the “Additional Notes”).”;

b.	The text of Section 10.1.14 of the Subscription Agreement is hereby amended by deleting such text in its entirety and replacing it with “[INTENTIONALLY OMITTED]”

c.	The text of Section 10.3 of the Subscription Agreement is hereby amended by the addition of a new Section 10.3.3, reading as follows: “10.3.3 On a weekly basis, an updated 10 week cash flow budget of the Company.”

3.	Effectiveness and Integration. This Amendment shall become effective on the date hereof (the “Effective Date”). Sections 4 through 8 of this Amendment form an integral part of the Subscription Agreement. For the avoidance of doubt, from and after the Effective Date (i) the term “Warrants” as defined and used in the Subscription Agreement shall include the Additional Warrants; and (ii) each of the terms “Tranche B Notes” and “Notes” as defined and used in the Subscription Agreement shall include the Pre-Close Tranche B Notes (as defined below).

4.	Accelerated Tranche B Purchases. Notwithstanding anything in the Subscription Agreement to the contrary, and subject to the terms and conditions hereof, (i) the Company agrees to sell to each of the Accelerating Investors, and each Accelerating Investor agrees, severally and not jointly, to purchase from the Company, in the form of Pre-Close Tranche B Secured Convertibles Notes substantially in the form attached as Schedule B hereto (“Pre-Close Tranche B Notes”), that portion of each such Accelerating Investor’s committed Tranche B Amount in the respective principal amounts set forth opposite such Accelerating Investor’s name under the heading “Pre-Close Tranche B Notes” on Schedule A hereto (the “Pre-Close Tranche B Amount”), and (ii) the Company agrees to issue to each Accelerating Investor purchasing Pre-Close Tranche B Notes on the Accelerated Tranche B Closing Date Additional Warrants entitling such Accelerating Investor to purchase up to the respective number of Warrant Shares set forth opposite such Investor’s name under the heading “Number of Additional Warrant Shares” on Schedule A hereto. For all purposes under the Subscription Agreement, and notwithstanding the Tranche B Amount of each Accelerating Investor set forth opposite its respective name on the signature page of the Subscription Agreement, the amount of Tranche B Notes to be purchased by the Accelerating Investors at the Tranche B Closing on the Tranche B Closing Date pursuant to Section 4.2 of the Subscription Agreement shall be reduced by the principal amount of Pre-Close Tranche B Notes purchased by such Accelerating Investor on the Accelerated Tranche B Closing Date. The respective Tranche B Amounts for each Investor other than the Accelerating Investors shall remain as set forth opposite the respective names of such other Investors on the signature page of the Subscription Agreement or any Joinder Agreement under the heading “Tranche B Amount”. For the avoidance of doubt, subject to Sections 5 through 8, the purchase by the Accelerating Investors of the Pre-Close Tranche B Notes is made subject to the same terms and conditions as the sale of the Tranche A Notes at a Tranche A Closing set out in the Subscription Agreement, and the Company acknowledges and agrees that the Accelerating Investors are relying on the acknowledgments, understandings, agreements, representations and warranties in the Subscription Agreement by the Company (as may be qualified by revised Disclosure Schedules attached hereto as Schedule M) to enter into this Amendment.

5.	Accelerated Tranche B Closing. The closing of the sale of the Pre-Close Tranche B Notes and Additional Warrants (the “Accelerated Tranche B Closing”) shall occur at 11:00 a.m. Eastern Time on the date on which the conditions set out in Section 6 are satisfied or waived (other than those conditions that by their nature are to be satisfied at the Accelerated Tranche B Closing, but subject to the satisfaction or waiver of such conditions at such time) (the “Accelerated Tranche B Closing Date”). For the avoidance of doubt, the conditions set forth in Sections 5.2 of the Subscription Agreement shall not be applicable to the Accelerated Tranche B Closing. On the date hereof, the Company is delivering a written notice and flow of funds to the Accelerating Investors (the “Accelerated Tranche B Closing Notice and Flow of Funds”) specifying wire transfer instructions for the Company’s account and confirming when the Company reasonably expects all conditions set out in Section 6 to be satisfied or waived. On the date hereof, each Accelerating Investor shall (i) provide such information that is reasonably requested in the Accelerated Tranche B Closing Notice and Flow of Funds in order for the Company to issue such Accelerating Investor’s Pre-Close Tranche B Note and Additional Warrants, including, without limitation, the legal name of the person in whose name such Pre-Close Tranche B Note and Additional Warrants are to be issued and (ii) deliver to the Company such Accelerating Investor’s Pre-Close Tranche B Amount by wire transfer in immediately available funds in escrow to a segregated account of the Company as specified by the Company in the Accelerated Tranche B Closing Notice and Flow of Funds. If the Accelerated Tranche B Closing does not occur within five (5) Business Days following transmission of the Accelerated Tranche B Closing Notice and Flow of Funds, the Company shall promptly (but not later than one (1) Business Day thereafter) return each Accelerating Investor’s Pre-Close Tranche B Amount in full to such Accelerating Investor; provided that, unless the Subscription Agreement or this Amendment has been terminated, such return of funds shall not terminate the Subscription Agreement or this Amendment or relieve any Accelerating Investor of its obligations to purchase the Pre-Close Tranche B Notes at the Accelerated Tranche B Closing in the event the Company delivers a subsequent Accelerated Tranche B Closing Notice and Flow of Funds in connection with this Section 5. At the Accelerated Tranche B Closing, the Company will deliver to each Accelerating Investor having delivered the relevant Pre-Close Tranche B Amount in full in accordance with this Section 5 a duly executed Pre-Close Tranche B Note in a principal amount equal to the Pre-Close Tranche B Amount set forth opposite such Accelerating Investor’s name on Schedule A hereto, together with a duly executed Additional Warrant entitling such Accelerating Investor to purchase up to the number of Warrant Shares set forth opposite such Accelerating Investor’s name under the heading “Number of Additional Warrant Shares” on Schedule A hereto. Upon request of any Accelerating Investor as a condition precedent prior to funding on the Accelerated Tranche B Closing Date, the Company shall deliver to the Accelerating Investor a copy (electronically in PDF format) of the duly executed Pre-Close Tranche B Note in a principal amount equal to the Pre-Close Tranche B Amount set forth opposite such Accelerating Investor’s name on Schedule A hereto, and a copy (electronically in PDF format) of the duly executed Additional Warrant entitling such Accelerating Investor to purchase that number of Warrant Shares set forth opposite such Accelerating Investor’s name on Schedule A hereto, each of the Pre-Close Tranche B Note and Additional Warrant to be registered in the name of the Accelerating Investor (or its nominee in accordance with its delivery instructions). If requested by an Accelerating Investor, the Company shall deliver the originally signed Pre-Close Tranche B Note and Additional Warrant to the Accelerating Investor within one (1) Business Day of the Accelerated Tranche B Closing.

6.	Conditions to Accelerated Tranche B Closing.

a.	The obligations of the Company to consummate the Accelerated Tranche B Closing pursuant to this Amendment and the Subscription Agreement shall be subject to the satisfaction or waiver of the following conditions (each of which is for the Company’s exclusive benefit and may be waived by the Company, in whole or in part at its option):

(1) all representations and warranties of the Accelerating Investors contained in the Subscription Agreement shall be true and correct in all material respects at and as of the Accelerated Tranche B Closing (unless they specifically speak as of an earlier date in which case they shall be true and correct in all material respects as of such date);

(2) all obligations, covenants and agreements of the Accelerating Investors contained in the Subscription Agreement and this Amendment required to be performed by them at or prior to the Accelerated Tranche B Closing shall have been performed in all material respects; and

(3) no applicable Governmental Entity shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the consummation of the transactions contemplated in this Amendment or the Subscription Agreement illegal or otherwise restraining or prohibiting consummation of the transactions contemplated in this Amendment or the Subscription Agreement, and no Governmental Entity shall have instituted a proceeding seeking to impose any such prevention or prohibition.

b.	The obligation of each Accelerating Investor to consummate the Accelerated Tranche B Closing pursuant to this Amendment and the Subscription Agreement shall be subject to the satisfaction or waiver of the following conditions (each of which is for each Accelerating Investor’s exclusive benefit and may be waived by each Accelerating Investor, for itself, in whole or in part at its option):

(1) all representations and warranties of the Company contained in the Subscription Agreement, as may be qualified by Schedule M hereto, shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Change, which representations and warranties shall be true and correct in all respects) at and as of the Accelerated Tranche B Closing (unless they specifically speak as of an earlier date in which case they shall be true and correct in all material respects as of such date (other than representations and warranties that are qualified as to materiality or Material Adverse Change, which representations and warranties shall be true in all respects)), it being understood that, effective as of the Accelerated Tranche B Closing, any references to Closing, Closing Date, Tranche A Note, Warrant or Schedule M in the definitions or the representation and warranties of Company contained in the Subscription Agreement shall be deemed to also respectively refer to the Accelerated Tranche B Closing, the Accelerated Tranche B Closing Date, the Pre-Close Tranche B Note,the Additional Warrants and Schedule M attached hereto;

(2) all obligations, covenants and agreements of the Company contained in the Subscription Agreement and this Amendment required to be performed by it at or prior to the Accelerated Tranche B Closing shall have been performed in all material respects;

(3) the Company will have provided to the Accelerating Investors a copy of the Interim Financial Statements;

(4) the Company will have provided to the Desjardins Capital Investors a certificate of eligibility confirming (a) that the majority of the employees of the Company reside in the province of Quebec and (b) the value of the assets of the Company;

(5) the Company shall have executed and delivered all Transaction Documents to which it is a party and which relate to the Accelerated Tranche B Closing;

(6) no event of default (as defined in the Tranche A Notes) shall have occurred;

(7) the Chief Executive Officer of the Company shall have delivered to the Accelerating Investors a certificate dated as of the Accelerated Tranche B Closing Date in form and substance reasonably acceptable to the Accelerating Investors certifying that the conditions specified in paragraphs (1), (2) and (6) of this Section 6(b) have been fulfilled;

(8) the Company will have fully satisfied (including with respect to rights of timely notification) or obtained enforceable waivers in respect of any preemptive or similar rights directly or indirectly affecting any of its securities;

(9) since the date of the Subscription Agreement, no Material Adverse Change shall have occurred;

(10) all Consents, approvals, exemptions, permits or authorizations that are required to be obtained by the Company in connection with the issuance and sale of Pre-Close Tranche B Notes and Additional Warrants pursuant to this Amendment shall have been obtained and shall be effective as of the Accelerated Tranche B Closing;

(11) the Accelerating Investors will have received from Stikeman Elliott LLP, counsel for the Company, an opinion, dated as of the Accelerated Tranche B Closing, in substantially the form attached to the Subscription Agreement as Schedule Q;

(12) the Accelerating Investors shall have concurrently proceeded with their respective Pre-Close Tranche B Amount investment in the Company (as set forth opposite each Accelerating Investor’s name on Schedule A hereto) in the aggregate amount of not less than $4.0 million;

(13) the Company shall not have amended, modified, or waived any provision under the Transaction Agreement in a manner that would reasonably be expected to materially and adversely affect the rights of Investors under the Subscription Agreement or this Amendment without having received each affected Investor’s prior written consent; and

(14) no applicable Governmental Entity shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the consummation of the transactions contemplated in this Amendment or the Subscription Agreement illegal or otherwise restraining or prohibiting the consummation of the transactions contemplated in this Amendment or the Subscription Agreement, and no Governmental Entity shall have instituted a proceeding seeking to impose any such prevention or prohibition.

7.	Representations and Warranties of Accelerating Investors. Each Accelerating Investor represents and warrants, severally and not jointly or jointly, to the Company that, as of the Effective Date (as defined below), the representations and warranties contained in the Subscription Agreement applicable to such Accelerating Investor are true and correct in all material respects as of the Effective Date as though made on that date.

8.	Representation and Warranties of Company. The Company represents and warrants to the Accelerating Investors that, as of the Accelerated Tranche B Closing, except as disclosed in writing by the Company to the Accelerating Investors in the certificate provided under Section 6.b(7) and approved by the Accelerating Investors in writing (which disclosures shall be deemed to amend the disclosures delivered as contemplated in the Subscription Agreement), the representations and warranties contained in the Subscription Agreement applicable to the Company are true and correct in all material respects as of the Effective Date as though made on that date.

9.	Further Assurances. At or prior to the Accelerated Tranche B Closing, each of the Company and each Accelerating Investor shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the transactions as contemplated by this Amendment.

10.	Specific Performance. Each of the parties hereto acknowledge and agree that each of the parties hereto and the Beneficiary shall be entitled to seek and obtain equitable relief, without proof of actual damages, including an injunction or injunctions or order for specific performance to prevent breaches of this Amendment and to enforce specifically the terms and provisions of this Amendment (this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise) to cause the Company to cause, or directly cause, the Accelerating Investors to fund the applicable Pre-Close Tranche B Amount and cause the Accelerated Tranche B Closing to occur on the Accelerated Tranche B Closing Date. Each party hereto further agrees that none of the parties hereto or the Beneficiary shall be required to obtain, furnish, or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 10, and each party hereto irrevocably waives any right it may have to require the obtaining, furnishing, or posting of any such bond of similar instrument.

11.	Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Province of Québec and the laws of Canada applicable therein (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters (including any action, suit, litigation, arbitration, mediation, claim, charge, complaint, inquiry, proceeding, hearing, audit, investigation or reviews by or before any Governmental Entity related hereto), including matters of validity, construction, effect, performance and remedies.

12.	Counterparts. This Amendment may be executed in one or more counterparts (including by facsimile or electronic mail or in PDF format) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

13.	No Other Modifications. Except as modified hereby, the Subscription Agreement shall remain in full force and effect and unmodified.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed or caused this Amendment as of the date first written above.

THE COMPANY:

LEDDARTECH INC.

By:	/s/ Charles Boulanger
Name:	Charles Boulanger
Title:	Chief Executive Officer

Address for Notices:

LeddarTech Inc. 4535, boulevard Wilfrid-Hamel, Suite 240 Quebec G1P 2J7, Canada Attn: David Torralbo Email: david.torralbo@leddartech.com and legal@leddartech.com with a copy (not to constitute notice) to:

White & Case LLP
1221 Avenue of the Americas
New York, NY 10020
Attention:	Joel Rubinstein
Daniel Nussen
Email:	Joel.Rubinstein@whitecase.com
Daniel.Nussen@whitecase.com

and

Osler, Hoskin & Harcourt LLP 1000, rue De La Gauchetière Ouest, Bureau 2100 Montréal QC H3B 4W5 Attention: Shahir Guindi Email: sguindi@osler.com

and

Vedder Price P.C. 1633 Broadway, 41st Floor New York, NY 10019 Attention: John Blatchford Email: jblatchford@vedderprice.com

and

Stikeman Elliott LLP
1155 René-Lévesque West Boulevard, 41st Floor
Montréal H3B 3V2, Canada
Attention:	Pierre-Yves Leduc
Julien Michaud
Email:	pyleduc@stikeman.com
jmichaud@stikeman.com

ACCELERATING INVESTORS

PROSPECTOR SPONSOR LLC

By:	/s/ Derek Kenneth Aberle
Name:	Derek Kenneth Aberle
Title:	Managing Member

Address for Notices:

PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands
Attention: Nick Stone

Email for Notices: nick@fsinvestors.com

Name in which securities are to be registered:
Prospector Sponsor LLC

FS LT HOLDINGS LP, by its general partner FS INVESTMENT, L.P., by its general partner NICK STONE MANAGEMENT II, LLC

By:	/s/ Nick Stone
Name:	Nick Stone
Title:	Manager

Address for Notices:

FS LT HOLDINGS LP
1250 Prospect St, Suite 200
La Jolla, CA 92037
Attention of: Nick Stone

Email for Notices: nick@fsinvestors.com

Name in which securities are to be registered:
FS LT Holdings LP

INVESTISSEMENT QUÉBEC

By:	/s/ Sébastien Plante
Name:	Sébastien Plante
Title:	Directrice d’investissement spécialisé

By:	/s/ Nancy L’espérance
Name:	Nancy L’espérance
Title:	Directrice d’investissement spécialisé

Address for Notices:
Investissement Québec
1001, boulevard Robert-Bourassa, Suite 1000, Montréal, Québec H3B 0A7
Attention: Secrétaire
E-mail: affaires.juridiques@invest-quebec.com
Attention: Nicolas.Delisle, Trésorier
E-mail: nicolas.delisle@invest-quebec.com

with a copy (which shall not constitute notice) to:

Fasken Martineau DuMoulin LLP
365, rue Abraham-Martin, bureau 600
Québec, Québec G1K 8N1

Attention: Anne-Marie Naud
E-mail: anaud@fasken.com

Name in which securities are to be registered:
Investissement Québec

Fidelity True North Fund
by its manager fidelity Investments Canada ULC

By:	/s/ Amanda Thomas
Name:	Amanda Thomas
Title:	VP and Fund Treasurer

Address for Notices:
Fidelity True North Fund
483 Bay Street, North Tower, Suite 300
Toronto, ON M5G 2N7
Email for Notices: Elizabeth.Chow@fidelity.ca

Name in which securities are to be registered:
Roytor & Co., for the benefit of Fidelity True North Fund

BDC Capital Inc.

By:	/s/ Dominique Bélanger
Name:	Dominique Bélanger
Title:	Managing Partner, GVCF, BDC Capital

By:	/s/ Phil Anzarut
Name:	Phil Anzarut
Title:	Partner, GVCF, BDC Capital

Address for Notices:

5 Place Ville Marie
Suite 100
Montreal, Quebec H3B 2G2

Email for Notices:

Dominique.belanger@bdc.ca

Name in which securities are to be registered:
BDC Capital Inc.

Capital Régional et Coopératif Desjardins

By:	/s/ Éric Bolduc
Name:	Éric Bolduc
Title:	Investment Manager

By:	/s/ Roland Léger
Name:	Roland Léger
Title:	Associate Vice-President

Address for Notices:

Desjardins Capital Management Inc.
2, Complexe Desjardins, Tour est
Bureau 1717, C.P. 760, Succursale Desjardins
Montréal, Québec H5B 1B8
Attention of: Affaires juridiques de Desjardins Capital
Facsimile No.: 514-281-7808

Email for Notices:

avis-conventionsjuridiques@desjardins.com -and - eric.bolduc@desjardins.com
Name in which securities are to be registered
Capital Régional et Coopératif Desjardins

Desjardins-Innovatech, S.E.C., acting by its general partner, Gestion Desjardins Capital Inc.

By:	/s/ Éric Bolduc
Name:	Éric Bolduc
Title:	Investment Manager

By:	/s/ Roland Léger
Name:	Roland Léger
Title:	Associate Vice-President

Address for Notices:

Desjardins Capital Management Inc.
2, Complexe Desjardins, Tour est
Bureau 1717, C.P. 760, Succursale Desjardins
Montréal, Québec H5B 1B8
Attention of: Affaires juridiques de Desjardins Capital
Facsimile No.: 514-281-7808

Email for Notices:

avis-conventionsjuridiques@desjardins.com -and - eric.bolduc@desjardins.com

Name in which securities are to be registered:
Desjardins-Innovatech, S.E.C.

Derek Kenneth Aberle

By:	/s/ Derek Kenneth Aberle
Name:	Derek Kenneth Aberle

Address for Notices:

Derek Kenneth Aberle 12774 Toyon Mesa Ct San Diego, CA 92130

Email for Notices: daberle18@gmail.com

Name in which securities are to be registered:
Derek Kenneth Aberle

CAMILLE GOURDE-CABOT

By:	/s/ Camille Gourde-Cabot
Name:	Camille Gourde-Cabot

Address for Notices:

2673A Letourneux, Montréal, Canada, H1V 2P3

Email for Notices:
camille.gc@leddartech.com

Name in which securities are to be registered:
Camille Gourde-Cabot

DAVID TORRALBO

By:	/s/ David Torralbo
Name:	David Torralbo

Address for Notices:

2170 Cambridge road, Mont-Royal, Canada, H3R 2Y3

Email for Notices:
david.torralbo@leddartech.com

Name in which securities are to be registered:
David Torralbo

STÉPHANE BONENFANT

By:	/s/ Stéphane Bonenfant
Name:	Stéphane Bonenfant

Address for Notices:

538 Port St-Malo, L’Ile-Bizard, Canada, H9C 2P5

Email for Notices:
Stephane.bonefant@leddartech.com

Name in which securities are to be registered:
Stéphane Bonenfant

MICHEL BRÛLÉ

By:	/s/ Michel Brûlé
Name:	Michel Brûlé

Address for Notices:

1432 François P. Bruneau, St-Bruno, Canada, J3V 6K5

Email for Notices:
mm.invest@sympatico.ca

Name in which securities are to be registered:
Michel Brûlé

CHARLES BOULANGER

By:	/s/ Charles Boulanger
Name:	Charles Boulanger

Address for Notices:

701-1440 du maire Beaulieu av., Québec, Canada, G1S 0C1

Email for Notices:
charles.boulanger@leddartech.com

Name in which securities are to be registered:
Charles Boulanger

FRÉDÉRIC BOISMENU-QUENNEVILLE

By:	/s/ Frédéric Boismenu-Quenneville
Name:	Frédéric Boismenu-Quenneville

Address for Notices:

2830 Ste-Foy road, App. 310 Québec, Canada, G1V 0E3

Email for Notices:
Frederic.bq@leddartech.com

Name in which securities are to be registered:
Frédéric Boismenu-Quenneville

FRANTZ SAINTELLEMY

By:	/s/ Frantz Saintellemy
Name:	Frantz Saintellemy

Address for Notices:

120 les Érables street, Laval, Quebec, Canada, H7R 1A4

Email for Notices:
frantz.saintellemy@leddartech.com

Name in which securities are to be registered:
Frantz Saintellemy

MM CONSULTING S.A.S.

By:	/s/ MM Consulting SAS
Name:	MM Consulting SAS
Title:	President

Address for Notices:

19 Mac Mahon Av., 75017, Paris, France

Email for Notices:
yann.delabriere@outlook.fr

Name in which securities are to be registered:
MM Consulting SAS

ÉTIENNE DESHAIES SAMSON

By:	/s/ Étienne Deshaies Samson
Name:	Étienne Deshaies Samson

Address for Notices:

605. René-Lévesque West blvd., app. 1, G1S 1S7, Québec, Canada

Email for Notices:
Etienne.ds@leddartech.com

Name in which securities are to be registered:
Étienne Deshaies Samson

FRÉDÉRIC CHASSÉ

By:	/s/ Frédéric Chassé
Name:	Frédéric Chassé

Address for Notices:

6816 Claudel Street, Brossard, Canada, J4Z 0J2

Email for Notices:
Frederic.chasse@leddarteech.com

Name in which securities are to be registered:
Frédéric Chassé

HANNAH OSBORN

By:	/s/ Hannah Osborn
Name:	Hannah Osborn

Address for Notices:

10091 Kress road, Pinckney MI 48169

Email for Notices:
Hannah.osborn@leddartech.com

Name in which securities are to be registered:
Hannah Sudds

SAMUEL TREMBLAY

By:	/s/ Samuel Tremblay
Name:	Samuel Tremblay

Address for Notices:

1133 Rue des Pinsons, Beloeil, QC, J3G5G6

Email for Notices:
Samuel.tremblay@leddartech.com

Name in which securities are to be registered:
Samuel Tremblay

PIERRE MERRIAUX

By:	/s/ Pierre Merriaux
Name:	Pierre Merriaux

Address for Notices:

4505 Carre du Claux, Quebec, G1P1C3

Email for Notices:
Pierre.merriaux@leddartech.com

Name in which securities are to be registered:
Pierre Merriaux

OTHER INVESTORS

CHRISTELLE PUAGNOL

By:	/s/ Christelle Puagnol
Name:	Christelle Puagnol

Address for Notices:

Appt 70, 3 rue des blés d´Or 78 180 Montigny-le-Bretonneux, France

Email for Notices:
christellepuagnol@gmail.com

Name in which securities are to be registered:
Christelle Puagnol

SANTIAGO MOYA

By:	/s/ Santiago Moya
Name:	Santiago Moya

Address for Notices:

304-3805 rue de Verdun, Verdun, QC, H4G 1K7

Email for Notices:
Santiago.moya@leddartech.com

Name in which securities are to be registered:
Santiago Moya

NORMAND LECLERC

By:	/s/ Normand Leclerc
Name:	Normand Leclerc

Address for Notices:

134 Hypolite-Rougié, Saint-Jean-sur- Richelieu, QC, J2W 2Y2

Email for Notices:
leclercnorm@sympatico.ca

Name in which securities are to be registered:
Normand Leclerc

STÉPHANE DUQUET

By:	/s/ Stéphane Duquet
Name:	Stéphane Duquet

Address for Notices:

4801 rue du Courlis, St-Augustin-de- Desmaures, QC G3A2B6

Email for Notices:
sduquet@videotron.ca

Name in which securities are to be registered:
Stéphane Duquet

PIER-LUC TANGUAY

By:	/s/ Pier-Luc Tanguat
Name:	Pier-Luc Tanguay

Address for Notices:

1869 rue des Bassins apt. 206, H3J 0A3, Montreal (Québec), Canada

Email for Notices:
Tanguat.pierluc@gmail.com

Name in which securities are to be registered:
Pier-Luc Tanguay

DAVID KHOUYA

By:	/s/ David Khouya
Name:	David Khouya

Address for Notices:

2560 Dandurand, Montréal, Qc, H1Y 1S3

Email for Notices:
David.khouya@leddartech.com

Name in which securities are to be registered:
David Khouya

TAL ALBER

By:	/s/ Tal Alber
Name:	Tal Alber

Address for Notices:

35 Emek Hefer Street, Apt 18, Modiin, 7179268, Israel

Email for Notices:
Tal.y.alber@gmail.com

Name in which securities are to be registered:
Tal Alber

SZETO CHI HANG CLIVE

By:	/s/ Szeto Chi Hang Clive
Name:	Szeto Chi Hang Clive

Address for Notices:

Unit 20B, Block 1, Granville Garden, 18 Pik TinSt., Taiwai Hong Kong

Email for Notices:
cliveszeto@gmail.com

Name in which securities are to be registered:
Szeto Chi Hang Clive

JK WANG

By:	/s/ JK Wang
Name:	JK Wang

Address for Notices:

Room 101, building 55, Lane 1288, South Lianhua RD. Shanghai China Postcode: 201104

Email for Notices:
jankenw@13p.com

Name in which securities are to be registered:
Wang Xiaowen

SCHEDULE A

Accelerating Investor	Pre-Close Tranche B Notes (US$)	Number of Additional Warrant Shares
Investissement Québec	1,385,041.55	8,310
FS LT Holdings LP	849,492.15	5,097
Prospector Sponsor LLC	722,530.00	4,335
Fidelity True North Fund	461,000.00	2,766
BDC Capital Inc.	230,378.58	1,382
Capital Régional Et Coopératif Desjardins	165,743.31	994
Desjardins-Innovatech, S.E.C.	165,743.31	994
Frantz Saintellemy	23,167.00	139
Derek Kenneth Aberle	19,390.58	116
Charles Boulanger	7,000.00	42
MM Consulting SAS	6,500.00	39
David Torralbo	5,667.00	34
Michel Brûlé	3,834.00	23
Hannah Osborn	3,834.00	23
Camille Gourde-Cabot	1,000.00	6
Stéphane Bonenfant	1,000.00	6
Samuel Tremblay	667.00	4
Frédéric Boismenu-Quenneville	500.00	3
Étienne Deshaies Samson	500.00	3
Frédéric Chassé	500.00	3
Pierre Merriaux	500,00	3
Total	US$4,053,988.48	24,322

Sch A-1

Schedule B

Form of Pre-Close Tranche B Note

NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE PROVINCES, TERRITORIES OR STATES. UNLESS PERMITTED UNDER APPLICABLE SECURITIES LAWS, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE LATER OF (I) THE ISSUE DATE OF THIS NOTE AND (II) THE DATE THE COMPANY (AS DEFINED BELOW) BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY. NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE.

BY ITS ACQUISITION OF THIS NOTE OR THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE, THE ACQUIRER AGREES FOR THE BENEFIT OF LEDDARTECH INC. (THE “COMPANY”) AND ANY SUCCESSOR THERETO THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT, SUBJECT TO COMPLIANCE WITH THE REQUIREMENTS AND LIMITATIONS IN THE SHAREHOLDERS AGREEMENT REFERRED TO BELOW:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND IS EFFECTIVE AT THE TIME OF SUCH TRANSFER; OR

(C) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (C) ABOVE, THE COMPANY AND THE TRANSFER AGENT (1) SHALL RECEIVE THE TRANSFEROR ACKNOWLEDGMENT AND TRANSFEREE ACKNOWLEDGMENT SUBSTANTIALLY IN THE FORM ATTACHED AS SCHEDULE O TO THE SUBSCRIPTION AGREEMENT DATED JUNE 12, 2023 BETWEEN THE COMPANY AND THE INVESTORS (FOR THE PURPOSES OF THIS CLAUSE (1) ONLY, AS DEFINED THEREIN) (AS SUCH AGREEMENT MAY BE AMENDED FROM TIME TO TIME) AND (2) RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THIS NOTE AND ANY SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ALL APPLICABLE SECURITIES LAWS.

Sch B-1

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE ARE SUBJECT TO (A) THE AMENDED AND RESTATED UNANIMOUS SHAREHOLDERS AGREEMENT ENTERED INTO AS OF NOVEMBER 1, 2021 BETWEEN THE COMPANY AND ITS SHAREHOLDERS, AS AMENDED OR RESTATED FROM TIME TO TIME (THE “EXISTING SHAREHOLDERS AGREEMENT”), AND (B) ANY OTHER UNANIMOUS SHAREHOLDER AGREEMENT OF THE COMPANY IN EFFECT FROM TIME TO TIME (TOGETHER WITH THE EXISTING SHAREHOLDERS AGREEMENT, THE “SHAREHOLDERS AGREEMENTS”). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS NOTE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH SHAREHOLDERS AGREEMENTS. A COPY OF THE SHAREHOLDERS AGREEMENTS SHALL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON REQUEST.

THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED. FOR INFORMATION REGARDING THE ISSUE DATE, ISSUE PRICE, YIELD TO MATURITY AND THE AMOUNT OF OID, PLEASE CONTACT THE COMPANY AT 4535 WILFRID-HAMEL BLVD #240, QUÉBEC, QUÉBEC, CANADA, G1P 2J74, ATTN: CHIEF FINANCIAL OFFICER.

PRE-CLOSE TRANCHE B SECURED CONVERTIBLE NOTE

$[●]	October [●], 2023 (the “Issue Date”)

For value received, LeddarTech Inc. (“Company”), promises to pay to the order of [Investor Name] (the “Investor”), the principal sum of $[●] (as such amount may be increased on each Interest Payment Date pursuant to Section 3(a) hereof, the “Principal Amount”). This Note is subject to the following terms and conditions:

Issuance of Note. This Pre-Close Tranche B Secured Convertible Note (“Note”) is issued pursuant to the Subscription Agreement.

Definitions. As used in this Note, the following terms have the following meanings. Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Subscription Agreement:

“Act” has the meaning set forth in the legend to this Note;

“Additional Amount” has the meaning set forth in Section 12;

“Adjustment Period” means on or after the date hereof, before conversion or repayment in full of the Outstanding Amount represented by this Note, whether prior to, on or after the Maturity Date;

“Affiliate” means, with respect to the Investor, any other person or entity who, directly or indirectly, controls, is controlled by, or is under common control with the Investor, including without limitation any general partner, managing member, officer or director of the Investor or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, the Investor;

“Capital Reorganization” has the meaning set forth in Section 7;

“Certificates” has the meaning set forth in Section 6;

“Class D-1 Preferred Shares” means the Class D-1 preferred shares in the capital of the Company;

“Collateral Agency Agreement” means that certain collateral agency agreement dated June 12, 2023 entered into among the Hypothecary Representative, the Company, Vayavision Sensing Ltd., LeddarTech Holdings Inc. and the investors that may be party thereto from time to time, as same may be amended, restated, supplemented, replaced or otherwise modified from time to time;

“Company” has the meaning set forth in the first paragraph of this Note;

Sch B-2

“Company Amalgamation” has the meaning given to it in the Transaction Agreement;

“Conversion Notice” has the meaning set forth in Section 6;

“Conversion Price” means, in case of conversion into Class D-1 Preferred Shares, an amount equal to the Original Class D Preferred Issue Price of the Class D-1 Preferred Shares, and in case of conversion into common shares in the capital of the Combined Company, an amount equal to $10.00, in each case as adjusted from time to time in accordance with Section 7 of this Note;

“Conversion Shares” means the Shares issuable upon conversion of the Outstanding Amount represented by this Note;

“Conversion Time” has the meaning set forth in Section 7;

“Core Reps” has the meaning set forth in Section 14(g);

“DCM” has the meaning set forth in Section 16;

“Desjardins Capital Investors” means collectively Capital Regional et Coopératif Desjardins and Desjardins-Innovatech S.E.C.;

“Desjardins entities” has the meaning set forth in Section 16;

“Desjardins Temporary Loan” means the bridge term loan in the aggregate principal amount of C$2,500,000 granted by Fédération des caisses Desjardins du Québec to the Company pursuant to that certain amended and restated financing offer letter, dated April 5, 2023, by and among Fédération des caisses Desjardins du Québec, the Company and Vayavision, as guarantor, as amended by a first amending agreement letter dated as of May 1, 2023;

“Event of Default” has the meaning set forth in Section 14;

“Hypothecary Representative” means TSX Trust Company;

“Interest Payment Date” has the meaning set forth in Section 3;

“Interest Period” has the meaning set forth in Section 3;

“Investor” has the meaning set forth in the first paragraph of this Note;

“IQ-FDE” means Investissement Québec, a legal person established under the Act Respecting Investissement Québec, acting as agent for the government of Québec as part of the Fonds de développement économique;

“IQ Note Repurchase” has the meaning set forth in Section 14(j);

“IQ Notice” has the meaning set forth in Section 14(j);

“IQ Side Letter” means the letter agreement entered into on or about June 12, 2023 between IQ-FDE and the Company;

“IQ Repurchase Offer” has the meaning set forth in Section 14(j);

“IQ Temporary Loan” means the loan offer letter delivered to the Company by Investissement Québec on May 1, 2023 and accepted by the Company on May 2, 2023;

“Maturity Date” means the earlier of

except as extended pursuant to Section 4, one (1) day after the five-year anniversary of the Issue Date, and the time at which the Outstanding Amount is made due and payable upon an Event of Default; provided, however that if the Event of Default is cured as permitted in this Note, then the Maturity Date shall not thereafter be deemed to have occurred with regard to such Event of Default under this clause (ii);

Sch B-3

“Majority Investors” means the holders of at least 52% of the aggregate outstanding principal amount of the issued and outstanding Tranche A Notes, Tranche B Notes (if any) and Additional Notes (if any);

“Material Adverse Change” means an event, development, circumstance, fact, act, change or omission (each, an “Event”) which has had or would reasonably be expected to have, individually or in the aggregate with all other Events, a materially adverse effect on the business, assets, liabilities, financial condition, results of operations or prospects of, or manner of conducting, the Business, or the Group Companies, taken as a whole; provided, however, that none of the following shall be deemed in itself to constitute, and that none of the following shall be taken into account in determining whether there has been, a Material Adverse Change: (a) changes in general economic or political conditions or the securities, credit or financial markets, including changes in interest or exchange rates, (b) general changes or developments in the industries in which any of the Group Companies operate, (c) the negotiation, execution and delivery of this Note or the transactions contemplated by this Note or the public announcement or pendency of the transactions contemplated by this Note, including the impact thereof on the relationships, contractual or otherwise, of the Group Companies with employees, customers, suppliers, distributors, regulators or partners, or any litigation relating to this Note, (d) acts of war (whether or not declared), sabotage or terrorism, or any escalation or worsening of any such acts of war (whether or not declared), sabotage or terrorism, any pandemic, hurricane, tornado, flood, earthquake, natural disaster, act of God or other comparable events, (e) changes in Law, applicable regulations of any Governmental Entity, generally accepted accounting principles or accounting standards, or any changes, or issuance of any administrative or judicial notice, decision or other guidance with respect to, the interpretation or enforcement of any of the foregoing and (f) natural disasters or the COVID-19 pandemic or other epidemic or pandemic outbreaks of similar magnitude, including any continuation thereof; provided, in respect of the Events described in subsections (a), (b), (d), (e) and (f), that effects related thereto do not affect the Group Companies in a disproportionate manner relative to other participants in the same industry as them;

“Minimum Optional Redemption Amount” has the meaning set forth in Section 6;

“Note” has the meaning set forth in Section 1;

“Note Documents” means, collectively, this Note, the Subscription Agreement, the Note Security, the Collateral Agency Agreement and all other agreements, documents, instruments or certificates executed or delivered to the Investors by the Company from time to time pursuant to or otherwise in connection with this Note, including, for the purpose of creating, granting or maintaining any security held by the Investor in respect of any Obligations, but excluding for the avoidance of doubt the IQ Side Letter;

“Obligations” means all monies now or at any time and from time to time hereafter owing or payable by the Company to the Investor pursuant to this Note or any other Note Documents and all obligations (whether now existing, presently arising or created in the future) of the Company in favour of the Investor under or in connection with this Note or any other Note Document, whether direct or indirect, absolute or contingent, matured or not, but excluding for the avoidance of doubt under or in connection with the IQ Side Letter;

“Optional Conversion Notice” has the meaning set forth in Section 6;

“Original Class D Preferred Issue Price” has the meaning set forth in the Articles and shall be adjusted, for the avoidance of doubt, to permit the Investor to benefit from any kind of adjustment made to the Original Class D Preferred Issue Price prior to the conversion of the Outstanding Amount represented by this Note into Class D-1 Preferred Shares in accordance with the terms hereof;

Sch B-4

“Outstanding Amount” means the entire then-outstanding and unpaid Principal Amount, together with all accrued but unpaid interest under this Note;

“PIK Interest” has the meaning set forth in Section 3;

“Prime Rate” means the rate of interest per annum from time to time publicly quoted by the Bank of Canada as being the prime business rate of interest;

“Principal Amount” has the meaning set forth in the first paragraph of this Note;

“Share Reorganization” has the meaning set forth in Section 7;

“Shares” means, before the closing of the Company Amalgamation or in the event of a Tranche B Automatic Termination Event, Class D-1 Preferred Shares and, upon and after the closing of the Company Amalgamation, the common shares in the capital of the Combined Company, and in the event of any other change, subdivision, redivision, reclassification, reduction, combination or consolidation thereof or any other adjustment under Section 7, or successive changes, subdivisions, redivisions, reclassifications, reductions, combinations, consolidations or other adjustments, then subject to the adjustments, if any, having been made in accordance with the provisions of this Note, “Shares” shall thereafter mean the shares, other securities or other property resulting from such change, subdivision, redivision, reduction, combination, consolidation or other adjustment;

“Special Distribution” has the meaning set forth in Section 7;

“Subscription Agreement” means the subscription agreement dated June 12, 2023, as amended October [23], 2023, among, inter alios, the Company and the Investor or to which the Investor became party pursuant to a joinder agreement dated on or about the date hereof, as may be further amended from time to time;

“Subscription Agreement Notes” means all the convertible notes issued to the Investor and other investors pursuant to the Subscription Agreement;

“Tranche B Automatic Termination Event” means the termination of the rights and obligations of the parties under the Subscription Agreement in respect of the purchase and sale of the Tranche B Notes pursuant to Section 13.3 of the Subscription Agreement; and

“Tax Deduction” has the meaning set forth in Section 12.

Interest.

The Principal Amount shall bear interest, both before and after maturity, default and judgment, from and including the date of this Note at a rate equal to twelve percent (12%) per annum (the “PIK Interest”), and on each Interest Payment Date, an amount equal to the PIK Interest due on such Interest Payment Date shall be added to the Principal Amount and bear interest in accordance with this Section 3.

Interest in respect of each Interest Period shall be calculated and payable or satisfied, as the case may be, in arrears on each Interest Payment Date as set out in this Section 3. All interest shall accrue daily, in arrears and compound on each Interest Payment Date. The total amount of such interest due on each Interest Payment Date shall be calculated on the basis of the actual number of days elapsed in a year of 365 days or 366 days, as the case may be. An “Interest Period” shall be (i) the period from and including the date hereof to and including the day that is twelve (12) months after the date hereof, (ii) thereafter, each twelve (12)-month period beginning on and including the first day following the end of the prior Interest Period and ending on and including the date that is twelve (12) months from such date and (iii) the period from and including the first day of the twelve (12)-month period preceding the date of repayment or conversion in full to but excluding the date of repayment or conversion in full. An “Interest Payment Date” shall be the last day of any applicable Interest Period.

Sch B-5

Maturity Date. If this Note is not converted earlier in accordance with Section 6, the Company shall repay all outstanding Obligations under this Note on the Maturity Date. In the event the Tranche B Closing occurs, the Maturity Date referred to in Section 2(ee)(i) shall be extended to one (1) day after the five-year anniversary of the date of the Tranche B Closing.

Permitted Use of Proceeds. The Company covenants that it shall use the Principal Amount advanced under this Note (i) to finance its working capital in order to enable the Company to complete the transactions contemplated by the Transaction Agreement and (ii) for the development and the delivery of a ported TDA 4 front view product, a parking product, a commercially viable offroad product and demo cars of such products.

Conversion.

Optional Conversion after Tranche B Automatic Termination Event. At any time after a Tranche B Automatic Termination Event (if any), but before conversion or repayment in full of the Outstanding Amount represented by this Note, whether prior to, on or after the Maturity Date, the Investor may elect, in its sole discretion, by written notice delivered to the Company (the “Tranche B Optional Conversion Notice”) to convert the Outstanding Amount in full into such number of fully paid and non-assessable Shares equal to the quotient of (i) the Outstanding Amount, divided by (ii) the applicable Conversion Price.

Optional Conversion after Company Amalgamation. At any time after the closing of the Company Amalgamation, but before conversion or repayment in full of the Outstanding Amount represented by this Note, whether prior to, on or after the Maturity Date, the Investor may elect, in its sole discretion, by written notice delivered to the Company (“Company Amalgamation Optional Conversion Notice” together with the Tranche B Optional Conversion Notice, the “Optional Conversion Notice” and any of the Company Amalgamation Optional Conversion Notice or the Tranche B Optional Conversion Notice, a “Conversion Notice”) to convert the Outstanding Amount, in full or a portion thereof. In the case of a partial conversion, should the portion of the Outstanding Amount to be converted be less than $1,000,000 (the “Minimum Optional Redemption Amount”), the Investor shall pay all expenses of the Company in connection with such partial conversion; provided that, in the case of a partial conversion by Desjardins Capital Investors, for purposes of calculating the Minimum Optional Redemption Amount, such amount shall include the amount to be converted by each of Desjardins-Innovatech, S.E.C. and Capital Régional et Coopératif Desjardins, collectively, on the same day; provided further that the remaining Outstanding Amount after any such partial conversion shall not be less than the Minimum Optional Redemption Amount), into such number of fully paid and non-assessable Shares equal to the quotient of (i) the Outstanding Amount being converted, divided by (ii) the applicable Conversion Price. Notwithstanding anything to the contrary in this Section 6(b), the Investor may elect to convert a portion of the Outstanding Amount less than the Minimum Optional Redemption Amount pursuant to this Section 6(b) if the remaining Outstanding Amount after any such partial conversion is not less than the Minimum Optional Redemption Amount and that such Investor pays for all costs and expenses incurred by the Company in connection with such partial conversion.

Mechanics and Effect of Conversion. To convert all or a portion of this Note pursuant to the terms hereof, the Investor must complete, manually sign and deliver to the Company the Conversion Notice attached hereto as Schedule B or a facsimile of such Conversion Notice. No fractional Shares in the capital of the Company will be issued upon conversion of the Outstanding Amount represented by this Note. In lieu of any fractional Share to which the Investor would otherwise be entitled, the Company will pay to the Investor in cash the unconverted Outstanding Amount that would otherwise be converted into a fractional Share. At its expense, the Company will, within five (5) Business Days after conversion of any Outstanding Amount represented by this Note, issue and deliver a certificate or certificates (or a notice of issuance of uncertificated Shares, if applicable) or ownership statement issued under the direct registration or other electronic book-entry system for the number of Shares to which the Investor is entitled upon conversion (the “Certificates”), together with any other securities and property to which the Investor is entitled upon conversion of such Outstanding Amount represented by this Note under the terms of this Note, including a cheque payable to the Investor for any cash amounts payable as described in this Note and the Company will make and deliver a new Note of like tenor for any remaining portion of the Outstanding Amount; provided that the new Note shall be in a minimum principal amount of not less than the Minimum Optional Redemption Amount, to (i) the Investor, at the Investor’s principal office, and/or (ii) in respect of the Certificates, the Investor’s custodian as directed by the Investor before conversion. The Investor will provide the registration and delivery instructions for the Certificates to the Company before any conversion. Concurrently with conversion of the Outstanding Amount represented by this Note and the delivery of the Certificates, the Investor will (i) surrender this Note to the Company at its principal office or at such location as directed by the Company and (ii) deliver the Conversion Notice to the Company. Upon completion of the conversion of all of the Outstanding Amount, the Company will be released from all of its obligations and liabilities under this Note.

Sch B-6

Adjustment of Conversion Price.

The Conversion Price in the case of Section 7(a)(i) and the number of Shares issuable upon the conversion of the Outstanding Amount represented by this Note in the case of Sections 7(a)(ii) and 7(a)(iii) shall be subject to adjustment from time to time in the events and in the manner provided as follows, and any such adjustment shall be applied consistently to all Subscription Agreement Notes:

Share Reorganization. If at any time during the Adjustment Period the Company shall:

subdivide, redivide or change its outstanding Shares into a greater number of Shares, or consolidate, reduce or combine its outstanding Shares into a lesser number of Shares,

(any of such events in these paragraphs (A) and (B) being a “Share Reorganization”), then the Conversion Price shall be adjusted as of the effective date or record date, as the case may be, at which the holders of Shares are determined for the purpose of the Share Reorganization by multiplying the Conversion Price in effect immediately prior to such effective date or record date by a fraction, the numerator of which shall be the number of Shares outstanding on such effective date or record date before giving effect to such Share Reorganization and the denominator of which shall be the number of Shares outstanding as of the effective date or record date after giving effect to such Share Reorganization (including, in the case where securities exchangeable for or convertible into Shares are distributed, the number of Shares that would have been outstanding had such securities been fully exchanged for or converted into Shares on such record date or effective date).

Special Distribution. If and whenever during the Adjustment Period the Company shall issue or distribute to all or to substantially all the holders of the Shares:

securities of the Company including Shares, rights, options or warrants to acquire shares of any class or securities exchangeable for or convertible into or exchangeable into any such shares or cash, or property or assets and including evidences of its indebtedness, or any property or other assets,

and if such issuance or distribution does not constitute (x) dividends paid in the ordinary course, (y) an issuance or distribution in lieu of dividends paid in the ordinary course, or (z) a Share Reorganization (any of such non-excluded events being herein called a “Special Distribution”), the number of Shares to be issued by the Company upon conversion of the Outstanding Amount represented by this Note shall, at the time of conversion, be appropriately adjusted, and the Investor shall receive, in addition to the number of Shares to be issued by the Company upon conversion of the Outstanding Amount represented by this Note pursuant to Section 6(a), the aggregate number of Shares or other securities or property that the Investor would have been entitled to receive as a result of such event if, on the record date therefor, the Investor had been the registered holder of the number of Shares to which the Investor was theretofore entitled upon the conversion of the Outstanding Amount represented by this Note.

Sch B-7

Capital Reorganization. If and whenever during the Adjustment Period there shall be a reclassification of Shares at any time outstanding or a change of the Shares into other shares or into other securities (other than a Share Reorganization), or a consolidation, amalgamation, arrangement or merger of the Company with or into any other Company or other entity (other than a consolidation, amalgamation, arrangement or merger which does not result in any reclassification of the outstanding Shares or a change of the Shares into other securities), or a transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another Company or other entity (any of such events being herein called a “Capital Reorganization”), the Investor shall be entitled to receive, and shall accept upon the conversion of the Outstanding Amount represented by this Note (the “Conversion Time”), in lieu of the number of Shares to which the Investor is entitled upon such conversion pursuant to Section 6(a), the aggregate number of Shares, other securities or other property which such Investor would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, the Investor had been the registered holder of the number of Shares to which such Investor was theretofore entitled to upon conversion of the Outstanding Amount represented by this Note (assuming, for such purposes, an Outstanding Amount equal to the Outstanding Amount upon the Conversion Time). If determined appropriate by the board of directors of the Company, acting reasonably and in good faith, appropriate adjustments shall be made as a result of any such Capital Reorganization in the application of the provisions set forth in this Section 7 with respect to the rights and interests thereafter of the Investor to the end that the provisions set forth in this Section 7 shall thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any Shares, other securities or other property thereafter deliverable upon conversion of the Outstanding Amount represented by this Note. Any such adjustments shall be made by and set forth in terms and conditions supplemental hereto approved by the board of directors of the Company, acting reasonably and in good faith.

If and whenever at any time during the Adjustment Period, the Company takes any action affecting its Shares to which the foregoing provisions of this Section 7, in the opinion of the board of directors of the Company, acting reasonably and in good faith, are not strictly applicable, or if strictly applicable would not fairly adjust the rights of the Investor against dilution in accordance with the intent and purposes thereof, or would otherwise materially affect the rights of the Investor hereunder, then the Company shall, subject to any requisite regulatory approval, execute and deliver to the Investor an amendment hereto providing for an adjustment in the application of such provisions so as to adjust such rights as aforesaid in such a manner as the board of directors of the Company may determine to be equitable in the circumstances, acting reasonably and in good faith.

For the avoidance of doubt, no events or transactions contemplated by the Transaction Agreement shall be considered a Share Reorganization, a Special Distribution or a Capital Reorganization that would give effect to an adjustments pursuant to this Section 7(a) to the Conversion Price and/or to the number of Shares issuable upon the conversion of the Outstanding Amount represented by this Note.

The following rules and procedures shall be applicable to the adjustments made pursuant to Section 7(a):

The adjustments provided for in Section 7(a) are cumulative, and shall, in the case of adjustments to the Conversion Price be computed to the nearest one-tenth of one cent and shall be made successively whenever an event referred to therein shall occur, subject to the following paragraphs of this Section 7(b).

No adjustment in the Conversion Price or in the number of Shares issuable upon the conversion of the Outstanding Amount represented by this Note shall be made in respect of any event described in Section 7(a), other than the events referred to in Section 7(a)(i), if the Investor is entitled to participate in such event on the same terms, mutatis mutandis, as if it had converted the Outstanding Amount prior to or on the effective date or record date of such event. For greater certainty the right to participate in a financing through the exercise of a pre-emptive right or otherwise, shall not be considered the right to participate in such event as outlined in the preceding sentence.

For greater certainty, no adjustment in the Conversion Price shall be made pursuant to Section 7(a) in respect of the issue from time to time:

of Shares issued upon conversion of the Outstanding Amount represented by this Note or other Subscription Agreement Notes;

of dividends paid in the ordinary course of Shares to holders of Shares who exercise an option or election to receive substantially equivalent dividends in Shares in lieu of receiving a cash dividend pursuant to a dividend reinvestment plan or similar plan adopted by the Company in accordance with applicable securities laws; or

Sch B-8

of Shares pursuant to any option, share option plan, share purchase plan or other benefit plan in force at the date hereof for directors, officers, employees, advisers or consultants of the Company, as such option or plan is amended or superseded from time to time in accordance with applicable securities laws, and such other benefit plans as may be adopted by the Company in accordance with applicable securities laws;

and any such issue shall be deemed not to be a Share Reorganization or Capital Reorganization.

If the Company shall set a record date to determine the holders of the Shares for the purpose of entitling them to receive any dividend or distribution or any subscription or purchase rights and shall, thereafter and before the distribution to such shareholders of any such dividend, distribution or subscription or purchase rights, legally abandon its plan to pay or deliver such dividend, distribution or subscription or purchase rights, then no adjustment in the Conversion Price or the number of Shares issuable upon the conversion of the Outstanding Amount represented by this Note shall be required by reason of the setting of such record date.

As a condition precedent to the taking of any action which would require any adjustment in the conversion rights pursuant to this Note, including the Conversion Price, the Company shall take any corporate action which may be necessary in order that the Company have unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the Shares or other securities which the holder of such Note is entitled to receive on the full conversion thereof in accordance with the provisions hereof.

In the absence of a resolution of the board of directors of the Company fixing a record date for a Special Distribution, the Company shall be deemed to have fixed as the record date therefor the date on which such distribution is effected.

Any question that at any time or from time to time arises with respect to the amount of any adjustment to the Conversion Price or other adjustments pursuant to Section 7(a) shall be conclusively determined by the board of directors of the Company and shall be binding upon the Company and the Investor. In the event that any such determination is made, the Company shall notify the Investor in the manner contemplated in Section 17 describing such determination.

On the happening of each and every such event set out in Section 7(a), the applicable provisions of this Note, including the Conversion Price, shall, ipso facto, be deemed to be amended accordingly and the Company shall take all necessary action so as to comply with such provisions as so amended.

In any case in which Section 7(a) shall require that an adjustment shall be effective immediately after a record date for an event referred to herein, the Company may defer, until the occurrence of such an event:

upon the delivery of an Optional Conversion Notice after such record date and before the occurrence of such event, the additional Shares issuable upon such conversion by reason of the adjustment required by such event, and delivering to such holder any distributions declared with respect to such additional Shares after such record date and before such event;

provided, however, that the Company shall deliver or cause to be delivered to such Investor, an appropriate instrument evidencing such Investor’s right, upon the occurrence of the event requiring the adjustment, to an adjustment in the Conversion Price and to such distributions declared with respect to any additional Shares issuable on the conversion of the Outstanding Amount represented by this Note.

At least five (5) Business Days prior to the effective date or record date, as the case may be, of any event which requires or might require adjustment in conversion rights pursuant to this Note, including the Conversion Price and the number of Shares issuable upon the conversion of the Outstanding Amount represented by this Note, the Company shall notify the Investor of the particulars of such event and, if determinable, the required adjustment and the computation of such adjustment. In case any adjustment for which such notice has been given is not then determinable, the Company shall promptly after such adjustment is determinable notify the Investor of the adjustment and the computation of such adjustment.

Sch B-9

Any adjustment to the Conversion Price pursuant to Section 7(a)(i) and to the number of Shares issuable upon conversion in the cases of Sections 7(a)(ii) and 7(a)(iii) shall be applied consistently to all Subscription Agreement Notes and for all Note Investors.

Payment; Prepayment.

All payments made under this Note will be made in United States dollars at such place as the Investor may from time to time designate in writing to the Company.

Prepayment of any portion of the Outstanding Amount may not be made by the Company except as set out in the Intercreditor Agreements and with the written consent of all the Note Investors.

Security. The Company’s obligations under this Note shall be secured by the Note Security.

Hypothecary Representative. The Hypothecary Representative shall be appointed pursuant to the terms of the Collateral Agency Agreement for the purposes of holding the Note Security for the benefit of the Note Investors in order to secure the Company’s obligation under the Note Documents.

No Priority. As between the Investor and the other Note Investors, each Tranche A Note, Tranche B Note, Additional Note, their respective subscription agreement, the Note Security and the respective rights and remedies thereunder will rank pari passu with the other in all respects.

Tax Withholding.

Any and all payments under or pursuant to this Note shall to the extent permitted by applicable laws be made free and clear of and without reduction or withholding for any Taxes (as defined hereinbelow). If, however, applicable law requires the withholding or deduction of any Taxes, the Company shall be entitled to deduct and withhold in respect of Taxes from any amounts payable or otherwise deliverable pursuant to this Note such amounts as may be required to be deducted or withheld therefrom under any provision of applicable law (a “Tax Deduction”). The Company shall notify the Investor prior to making a Tax Deduction and the Investor and Company shall use commercially reasonable efforts to mitigate, reduce, or eliminate the Tax Deduction. Notwithstanding any other provision of this Note and for greater certainty, if a Tax Deduction is required with respect to any amounts payable or otherwise deliverable under this Note, the Company shall increase such amounts payable or otherwise deliverable as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 12) the applicable Investor receives an amount equal to the sum it would have received had no such withholding or deduction been made (an “Additional Amount”).

If any Tax that would have resulted in the payment of an Additional Amount, including for greater certainty, any interest and penalties applicable in respect thereof, is imposed or asserted on an Investor as a result of any failure to make a Tax Deduction on an amount payable to such Investor, the Company hereby agrees to indemnify and hold harmless such Investor in respect of such Taxes (including the reasonable fees, charges and disbursements of any counsel or other tax advisor for the Investor), and shall make payment in respect thereof within fourteen (14) days after demand therefor, regardless of whether such Tax was correctly or legally imposed or asserted by the relevant governmental authority. For greater certainty the provisions of Section 12(a) shall apply to any payments made by the Company under this Note.

Each party’s obligations under this Section 12 shall survive any assignment of rights by an Investor, and the repayment, satisfaction or discharge of the Note.

For greater certainty, this Section 12 shall also apply in respect of any conversion of the Outstanding Amount into Shares of the Company, whether pursuant to this Note or otherwise, such that, without limitation, (i) the number of Shares actually issued to an Investor, and (ii) any other amounts actually paid to an Investor, in each case as a result of or in connection with any such conversion, shall not be reduced on account of any Tax Deduction.

Sch B-10

The Company will not be required to pay an Additional Amount in respect of, or to indemnify the Investor for, any Canadian federal withholding Taxes imposed on the payment as a result of such payment having been made to an Investor that, at the time of making such payment, (A) is a Person with which the Company does not deal at arm’s length (for the purposes of the Income Tax Act (Canada)) or (B) is a “specified shareholder” (as defined in subsection 18(5) of the Income Tax Act (Canada)) of the Company or does not deal at arm’s length (for the purposes of the Income Tax Act (Canada)) with such a “specified shareholder”;

of the application of proposed subsection 214(18) of the Income Tax Act (Canada) (as set out in proposals to amend the Income Tax Act (Canada) on April 29, 2022 with respect to “hybrid mismatch arrangements”); or

the failure of the Investor to comply with any certification, identification, information, documentation or other reporting requirement if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in, Tax Deduction, but only to the extent the Investor is legally entitled to comply with such requirements and only if such Investor received a written request from the Company delivered reasonably in advance of the date the compliance is required.

Covenants of the Company. The Company will observe the covenants in favour of the Investor set out in Schedule A to this Note while this Note remains outstanding.

Events of Default. If any of the following events (each an “Event of Default”) shall occur:

the Company fails to pay when due any principal amount payable under this Note or any Tranche A Note, Tranche B Note or Additional Note;

the Company fails to make any payment in respect of interest, fees or crediting of PIK Interest when due under this Note or any Tranche A Note, Tranche B Note or Additional Note, and such breach continues for three (3) Business Days after the Company’s receipt of written notice to the Company of such breach;

if the rights and obligations of the Investor under the Subscription Agreement in respect of the purchase and sale of the Tranche B Notes have been terminated and become void in accordance with the terms of the Subscription Agreement;

if the transactions contemplated by the Transaction Agreement shall not have been consummated on or prior to December 31, 2023;

a Material Adverse Change;

the Company defaults in the observance or performance of any covenant contained in the Subscription Agreement, this Note, a Tranche A Note, a Tranche B Note, an Additional Note or any other Note Document (other than a payment covenant referred to in Sections 14(a) or 14(b)), provided that such default is capable of being remedied, the Company fails to remedy the default within fifteen (15) Business Days following the Company’s receipt of written notice of the default from any of the Note Investors;

if any representation or warranty set out in Sections 8.1 (Enforceability), 8.2 (Incorporation and Status of the Company), 8.3 (Corporate Power of the Company), 8.4.5 to 8.4.8 (Due issuance of Conversion Shares, Warrant Shares and shares underlying such Conversion Shares and Warrant Shares) and 8.8 (No Contravention) of the Subscription Agreement (collectively, the “Core Reps”) is found to be false or incorrect in any material respect;

Sch B-11

if any representation or warranty (other than the Core Reps) made or deemed to be made by the Company in the Subscription Agreement, this Note, a Tranche A Note, a Tranche B Note, an Additional Note or any other Note Document, as applicable, is found to be false or incorrect in any material respect when made or deemed to be made, provided that in the case of a representation or a warranty set out in Sections 8.10 to 8.30 of the Subscription Agreement, such inaccuracy results or would be expected to result in a Material Adverse Change;

the Company defaults in the observance or performance of any covenant or obligation under any agreement constating indebtedness of the Company with a principal amount in excess of $2,500,000 (other than this Note), after giving effect to any applicable cure or grace periods;

the Company is in default of the covenants set forth in Section 1 of the IQ Side Letter and the Company failed to remedy such default within thirty (30) Business Days following the Company’s receipt of written notice of such default from IQ-FDE (the “IQ Notice”), such default remains uncured and (i) IQ-FDE has not received an offer (the “IQ Repurchase Offer”), from one or more party (which may include any Note Investors) whose identity is acceptable to the Majority Investors (excluding IQ-FDE) offering to repurchase from IQ-FDE its Subscription Agreement Notes for a cash consideration representing at least the Outstanding Amount under such Subscription Agreement Notes as of the date IQ-FDE provided the IQ Notice, payable in one single installment on the repurchase date (the “IQ Note Repurchase”), or (ii) IQ-FDE has received an IQ Repurchase Offer and the IQ Note Repurchase is not completed within ninety (90) days of IQ-FDE receiving such IQ Repurchase Offer;

the Company institutes any proceeding or takes any corporate action or signs any agreement or notice of intention to authorize its participation in or commencement of any proceeding (i) seeking to adjudicate it as bankrupt or insolvent, or (ii) seeking liquidation, dissolution, winding up, reorganization, arrangement, protection, relief or composition of it or any of its property or debt or making a proposal under any law relating to bankruptcy, insolvency, reorganization or compromise of debts or other similar laws (including, without limitation, any application under the Companies’ Creditors Arrangement Act (Canada), Bankruptcy and Insolvency Act (Canada) or any reorganization, arrangement or compromise of debt under the laws of its jurisdiction of existence);

any proceeding is commenced against or affecting the Company that is not (A) contested actively and diligently in good faith by appropriate and timely proceedings; and (B) in any event stayed within thirty (30) days of commencement:

seeking to adjudicate it as bankrupt or insolvent;

seeking liquidation, dissolution, winding up, reorganization, arrangement, protection, relief or composition of it or any of its property or debt or making a proposal with respect to it under any law relating to bankruptcy, insolvency, reorganization or compromise of debts or other similar laws (including, without limitation, any reorganization, arrangement or compromise of debt under the laws of its jurisdiction of incorporation); or

seeking appointment of a receiver, manager, receiver and manager, receiver-manager, trustee, agent, custodian or other similar official for it or for any part of its properties and assets;

the holder of any security interest, hypothec, charge, encumbrance, lien or claim against any of the Company’s assets does anything to enforce or realize on such security interest, hypothec, charge, encumbrance, lien or claim, or takes possession of any part of the Company’s property; or

any execution, distress or other process of any court becomes enforceable against any of the property of the Company, or a distress or like process is levied upon any of such property;

then, the Majority Investors may, by written notice to the Company, declare all amounts owing under this Note (including, without limitation, the Outstanding Amount) and under any outstanding Tranche A Notes, Tranche B Notes and Additional Notes, immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company, provided that all amounts owing under this Note (including, without limitation, the Outstanding Amount) and under any outstanding Tranche A Notes, Tranche B Notes and Additional Notes shall automatically become immediately due and payable on the occurrence of any of the events or circumstances specified in Sections 14(k) and 14(l); provided that, without the consent of the Majority Investors, (i) IQ-FDE may, by written notice to the Company, declare all amounts owing under its Subscription Agreement Notes (including, without limitation, the Outstanding Amount) immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company, upon an Event of Default pursuant to Section 14(j), and (ii) the Investor may, by written notice to the Company, declare all amounts owing under this Note (including, without limitation, the Outstanding Amount) immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company, upon an Event of Default pursuant to Section 14(a). An Event of Default pursuant to Sections 14(c) through (i) may be waived on behalf of the Investor by the Majority Investors.

Sch B-12

No Rights as Shareholder. This Note does not by itself entitle the Investor to any voting or other rights as a shareholder of the Company. In the absence of conversion of this Note, no provisions of, and no enumeration of the rights or privileges of the Investor in, this Note will cause the Investor to be a shareholder of the Company for any purpose.

Transfer; Successors and Assigns. The terms and conditions of this Note will inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Notwithstanding the foregoing, the Investor may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Company, except for an assignment or transfer in whole (and not in part) to: (i) an Affiliate, (ii) in the case of each Desjardins Capital Investor, to the other Desjardins Capital Investor, or to any limited partnership in which a Desjardins Capital Investor is a general or special partner, any limited partnership in which Desjardins Capital Management Inc. (“DCM” and, collectively with the Desjardins Capital Investors, the “Desjardins entities”) is a general partner, any Person resulting from the amalgamation or regrouping of any of the Desjardins entities and any Person controlled directly or indirectly by any of the Desjardins Entities, (iii) in the case of BDC Capital Inc., to the Federal Government of Canada, Business Development Bank of Canada and any Person, agency, organization or other entity controlled, directly or indirectly, by BDC Capital Inc., the Business Development Bank of Canada or the Federal Government of Canada or any Affiliate of any of the foregoing, or (iv) in the case of IQ-FDE, the Government of Quebec, his Majesty in right of the Province of Quebec and any Person, agency, organization or other entity or other entity controlled, directly or indirectly, by IQ-FDE, the Government of Quebec or his Majesty in right of the Province of Quebec; provided that in each case such transferee undertakes in writing to the Company to be bound by the transfer restrictions applicable to this Note. Subject to the preceding sentence, this Note may be assigned or transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly signed written instrument of transfer in form reasonably satisfactory to the Company. Thereupon, a replacement Note for the same principal amount will be issued to, and registered in the name of, the transferee, and the transferee will (as a condition to such assignment) acknowledge and agree to the transfer and to all of the terms and conditions of this Note and the Subscription Agreement, in each case in form and substance reasonably satisfactory to the Company. Principal, interest and other amounts owing under this Note are payable only to the registered holder of this Note.

Notices. All notices and other communications given or made under this Note will be in writing and will be deemed effectively given upon the earlier of (a) actual receipt for personal delivery to the party to be notified; (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day; or (c) three (3) Business Days after deposit with an internationally recognized overnight courier, freight prepaid, specifying next or second business day delivery, with written verification of receipt. All communications will be sent to the Investor at its address as set forth in the Subscription Agreement, or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 17. If notice is given to the Company, it will be sent to the Company’s registered office.

Governing Law. This Note shall be governed by and construed in accordance with the laws of the Province of Québec and the laws of Canada applicable therein (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters (including any action, suit, litigation, arbitration, mediation, claim, charge, complaint, inquiry, proceeding, hearing, audit, investigation or reviews by or before any governmental entity related hereto), including matters of validity, construction, effect, performance and remedies.

Amendments and Waivers. Subject to Section 14, any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Majority Investors, provided that (i) each of (A) the Maturity Date (as extended pursuant to the terms of this Note), (B) the balance of the Principal Amount of this Note, (C) the rate of interest in Section 3, (D) Section 8(b), (E) Section 11, and (F) this Section 19, may not be amended, waived or modified without the consent of all the Note Investors, (ii) the consent of the Investor to such amendment or waiver must be solicited (even if not obtained), (iii) such amendment, waiver or modification, by its express facial terms, applies to all holders of Tranche A Notes, the Tranche B Notes and the Additional Notes in the same fashion and (iv) an amendment or waiver of provision specific to an Investor, including without limitation the extended list of permitted assignees of each Desjardins Capital Investor and BDC Capital Inc., will require such Investor’s consent. Any amendment or waiver effected in accordance with this Section 19 will be binding on the Investor, each future holder of the Note and any Conversion Shares, and the Company. The Company will give prompt written notice to the Investor of any amendment or waiver effected under this Section 19 without the Investor’s consent.

Sch B-13

Costs; Waiver. The Company will pay on demand all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) which the Investor incurs in connection with enforcement of this Note or the protection or preservation of the Investor’s rights hereunder. The Company hereby waives demand, presentment, protest or notice of any kind.

Extensions. Any agreement with the Investor for the extension of the time of payment of the moneys hereby secured or any part thereof made at, before or after maturity, and before the execution of a discharge or release of this Note, need not be registered in any office of public record but will be effective and binding upon the Company when signed by the Company and delivered to the Investor.

Maximum Interest Rate. If any provision of, or any document entered into in connection with, this Note would oblige the Company to make any payment of interest or other amount payable to the Investor in an amount or calculated at a rate which would be prohibited by any applicable law or would result in the receipt by the Investor of interest at a criminal or prohibited rate (as these terms are construed under the Criminal Code (Canada) or any other applicable law), then notwithstanding such provision, the amount or rate will be deemed to have been adjusted with the same effect as if adjusted at the original date of this Note to the maximum amount or rate of interest, as the case may be, as to not be prohibited by any applicable law or result in the receipt by the Investor of interest at a criminal or prohibited rate, the adjustment to be effected to the extent necessary by reducing the amount or rate of interest under Section 3 with any remaining excess that has been paid being credited towards prepayment of the Principal Amount. If any overpayment remains after such crediting, it will be returned forthwith to the Company upon demand.

Conflict or Inconsistency. If there is a conflict or inconsistency between the terms of this Note and the Subscription Agreement, the relevant provision or provisions of the Subscription Agreement will be paramount and will prevail to the extent of any such conflict or inconsistency.

Severability. Each of the provisions contained in this Note is distinct and severable and a declaration of invalidity, illegality or unenforceability of any provision or part thereof by a court of competent jurisdiction will not affect the validity or enforceability of any other provision of this Note.

Counterparts; Electronic Signature. This Note may be signed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts signed or delivered via facsimile, electronically (including pdf or electronic signature) or other transmission method will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Loss of Note. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity reasonably satisfactory to the Company (in case of loss, theft or destruction) or surrender and cancellation of the Note (in the case of mutilation), the Company will make and deliver in lieu of such Note a new Note of like tenor.

Exchange Rate. Except as otherwise expressly specified herein, for purposes of currency conversion between U.S. and Canadian dollars hereunder at all times from and after the date hereof, the applicable exchange rate shall be the exchange rate announced by the Bank of Canada as the closing exchange rate on the date immediately prior to the date the currency conversion occurs.

Language. Each of the parties hereto hereby acknowledges that it has consented to and requested that this Note and all documents relating thereto be drawn up in the English language only. Les parties aux présentes ont exigé que le présent billet ainsi que tous les documents et avis qui s’y rattachent et/ou qui en découleront soient rédigés en langue anglaise.

[Signature Page Follows]

Sch B-14

The Company has signed this Secured Convertible Note as of the Issue Date set forth above.

LEDDARTECH INC.

By:
Name:	●
Title:	●

AGREED TO AND ACCEPTED:

HOLDER:

●

By:
Name:	●
Title:	●

Address:

Email:

Sch B-15

Schedule A - Covenants of the Company

1.  Covenants. So long as this Note remains outstanding, the Company agrees as follows:

Payment of Principal and Interest. The Company will duly and punctually pay or cause to be paid to the Investor the principal of (including PIK Interest accrued on and added to the principal of) and all other moneys which may from time to time be owing under this Note on the dates, at the place and in the manner specified in this Note.

To Pay Costs. The Company will promptly pay all reasonable out-of-pocket costs, charges and expenses (including reasonable legal fees of a solicitor) of the Investor incidental to, or which in any way relate to, the enforcement of this Note. All such costs, charges and expenses will be payable five (5) Business Days following demand and will bear interest at the Prime Rate, calculated monthly in arrears from the date any such cost, charge or expense is due to the Investor by the Company.

To Maintain Corporate Existence. Except as set forth in the Transaction Agreement, the Company will maintain its corporate existence, will carry on and conduct its business in a proper and efficient manner and in accordance with all applicable law, will not cease to conduct its business and will not change the nature of its business. The Company will keep proper books of account with correct entries of all material transactions in relation to its business.

Notice of Default. The Company will promptly notify the Investor in writing if it becomes aware that it is in breach of any of its representations, warranties, covenants or obligations under this Note or the Subscription Agreement or there arises or exists any Events of Default (whether capable of cure or otherwise) or any facts or state of affairs which could, upon notice or the lapse of time, reasonably give rise to an Event of Default.

Change of Control. Except as set forth in the Transaction Agreement, the Company will not be subject to a change of control.

Sale of Assets. Except as set forth in the Transaction Agreement, the Company will not sell all or a substantial portion of its assets.

Security. Unless the Majority Investors expressly agree otherwise, the Note Security shall provide, in favour of the Hypothecary Representative for the benefit of the Investor and each other Note Investor, a second-ranking security on all collateral charged under the Desjardins Security at all times until the Desjardins Loan is repaid in full and the Desjardins Security is released and discharged, and the Company shall, and shall cause each of the Guarantors (including, for greater certainty, VayaVision Sensing Ltd.) to sign, execute and deliver all security documents and ancillary documents reasonably required by the Hypothecary Representative or the Majority Investors to give effect to the foregoing. Except as permitted under the Subscription Agreement, the Company will not grant any hypothec, lien or other security interest to any person which would rank senior to this Note or the Note Security. For greater certainty, the Company shall not, and shall ensure that the Guarantors do not, grant any Charge in favour of Fédération des caisses Desjardins du Québec that (i) would rank senior to the Note Security and (ii) does not also secure the Obligations of the Company under the Tranche A Notes, Tranche B Notes and the Additional Notes.

Performance of Obligations. The Company will perform in all material respects its obligations under all material agreements to which the Company is a party or any of its assets or property is subject. The Company will keep all of its loans and borrowings, including those evidenced by this Note, current and in good standing in all material respects and observe and keep in all material respects all covenants and perform all obligations contained therein.

Pay Taxes. The Company will pay all taxes levied, assessed or imposed upon it or its property as and when the same become due and payable, save and except where it contests in good faith the validity thereof by proper legal proceedings and for which reasonable provision for payment has been made or where the failure to pay such taxes is not reasonably expected to result in a Material Adverse Change.

Compliance with Laws. The Company will comply with the requirements of all applicable laws, rules, regulations of any governmental authority, the non-compliance with which could reasonably be expected to result in a Material Adverse Change.

Further Assurances. The Company will, at its expense at the request of the Investor, sign and deliver to the Investor such further assurances and documents as the Investor may reasonably require to protect the Investor’s interests under this Note.

Sch B-16

Schedule B – Form of Conversion Notice

To:	LeddarTech Inc.	:
4535, boulevard Wilfrid-Hamel, Suite 240
Quebec G1P 2J7, Canada
Attn:	Chief Financial Officer

CONVERSION NOTICE

(To Be Executed by the Registered Holder in Order to Convert the Note)

The undersigned registered holder of the Note (the “Undersigned”) hereby irrevocably exercises the option to convert $ of the Pre-Close Tranche B Secured Convertible Note (the “Note”) issued by LeddarTech Inc. (the “Company”) and held by the Undersigned into Conversion Shares according to the terms and conditions set forth in the Note, as of the date written below. If securities are to be issued to a person other than the Undersigned, the Undersigned agrees to pay all applicable transfer taxes with respect thereto and provide a legal opinion in form and substance acceptable to the Company with respect to the legality of the issuance to a person other than the Undersigned.

The Undersigned represents and warrants that all offers and sales by the Undersigned of the Conversion Shares shall be made pursuant to either an effective registration statement or an exemption from registration under the Act. The Undersigned further represents and warrants to the Company that, as of the date hereof, the representations and warranties contained in the Subscription Agreement applicable to a [US][Canadian] Investor are true and correct in all material respects as of the date hereof as though made on this date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Note.

Dated:

Signature(s)

Sch B-17

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Shares are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder. Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

________________________________

(Name)

________________________________

(Street Address)

________________________________

(City, State and Zip Code) Please print name and address.

Principal Amount to be converted (if less than all):

$               ,000

NOTICE: The above signature(s) of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

____________________________________

Social Security or Other Taxpayer

Identification Number

Sch B-18

Schedule C

Form of Additional Warrant

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE PROVINCES, TERRITORIES OR STATES. UNLESS PERMITTED UNDER APPLICABLE SECURITIES LAWS, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE LATER OF (I) THE ISSUE DATE OF THIS WARRANT AND (II) THE DATE THE COMPANY (AS DEFINED BELOW) BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY. NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE.

BY ITS ACQUISITION OF THIS WARRANT OR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT, THE ACQUIRER AGREES FOR THE BENEFIT OF LEDDARTECH INC. (THE “COMPANY”) AND ANY SUCCESSOR THERETO THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS WARRANT OR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT, SUBJECT TO COMPLIANCE WITH THE REQUIREMENTS AND LIMITATIONS IN THE SHAREHOLDERS AGREEMENT REFERRED TO BELOW:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND IS EFFECTIVE AT THE TIME OF SUCH TRANSFER; OR

(C) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (C) ABOVE, THE COMPANY AND THE TRANSFER AGENT (1) SHALL RECEIVE THE TRANSFEROR ACKNOWLEDGMENT AND TRANSFEREE ACKNOWLEDGMENT SUBSTANTIALLY IN THE FORM ATTACHED AS SCHEDULE O TO THE SUBSCRIPTION AGREEMENT DATED JUNE 12, 2023 BETWEEN THE COMPANY AND THE INVESTORS (FOR THE PURPOSES OF THIS CLAUSE (1) ONLY, AS DEFINED THEREIN) (AS SUCH AGREEMENT MAY BE AMENDED FROM TIME TO TIME, THE “SUBSCRIPTION AGREEMENT”) AND (2) RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THIS WARRANT AND ANY SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ALL APPLICABLE SECURITIES LAWS.

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THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO THE AMENDED AND RESTATED UNANIMOUS SHAREHOLDERS AGREEMENT ENTERED INTO AS OF NOVEMBER 1, 2021 BETWEEN THE COMPANY AND ITS SHAREHOLDERS, AS AMENDED OR RESTATED FROM TIME TO TIME (THE “SHAREHOLDERS AGREEMENT”), TO THE EXTENT IN EFFECT. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS WARRANT MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH SHAREHOLDERS AGREEMENT. A COPY OF THE SHAREHOLDERS AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON REQUEST.

ADDITIONAL WARRANT CERTIFICATE

LeddarTech Inc.

(a corporation existing under the laws of Canada)

CLASS D-1 PREFERRED SHARE WARRANTS

NO. 2023-[●]	[●], 2023

THIS IS TO CERTIFY THAT for value received, [●] (the “Holder”) is entitled to purchase [●] Class D-1 Preferred Shares (each, a “Share”), as applicable, in the capital of LeddarTech Inc., having its principal office at 4535 Wilfrid-Hamel Blvd #240, Québec, Québec G1P 2J7 (the “Company”) (each, a “Warrant”) at any time prior to 5:00 p.m. (Montreal time) on the first Business Day (as defined below) following the date hereof (the “Expiry Time”), at the Exercise Price (as defined below).

1.	Each Warrant shall be exercisable for Shares and at the price per Share (the “Exercise Price”) of US$0.01 per Share.

2.	In the event of a change, subdivision, redivision, reclassification, reduction, combination or consolidation thereof or any other adjustment under Section 6, or successive changes, subdivisions, redivisions, reclassifications, reductions, combinations, consolidations or other adjustments, then subject to the adjustments, if any, having been made in accordance with the provisions of this Additional Warrant Certificate, “Shares” shall thereafter mean the shares, other securities or other property resulting from such change, subdivision, redivision, reduction, combination, consolidation or other adjustment.

3.	At any time, or from time to time, on or prior to the Expiry Time, the Holder may exercise all, but not less than all, the Warrants represented hereby, upon delivering to the Company at its principal office above (or such other address in Canada as may be notified in writing by the Company) a duly completed and executed exercise notice in the form attached hereto (the “Exercise Notice”) evidencing the election (which on delivery to the Company shall be irrevocable) of the Holder to exercise all of the Warrants represented by this Additional Warrant Certificate, as adjusted from time to time in accordance with this Additional Warrant Certificate, and a certified cheque or bank draft payable to the Company for the aggregate Exercise Price of all such Warrants or as otherwise directed by the Company in writing. Any such share certificate shall also bear any endorsement required pursuant to the Shareholders Agreements. Any certificate representing Shares issued upon exercise of the Warrants will bear the following legend:

UNLESS PERMITTED UNDER APPLICABLE SECURITIES LAWS, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE LATER OF (I) THE ISSUE DATE OF THIS SECURITY AND (II) THE DATE THE COMPANY BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

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4.	The Holder shall be deemed to have become the holder of record of Shares on the date on which the Company has received both a duly completed Exercise Notice and payment in full in respect of the Shares (including all applicable taxes) being subscribed for in connection with such Exercise Notice (the “Exercise Date”); provided, however, that if such date is not a business day in the City of Montreal, Quebec (a “Business Day”), then the Shares shall be deemed to have been issued and the Holder shall be deemed to have become the holder of record of the Shares on the next following Business Day. Notwithstanding the foregoing, as a condition to receiving any Shares upon the exercise of the Warrants and if not already a party thereto, the Holder shall become a party to, and be bound by, each of the Shareholders Agreements by signing an adoption agreement to each of the Shareholders Agreements. The Company shall promptly issue and deliver (or cause to be delivered) to the Holder, by registered mail to its address specified in such Exercise Notice, one or more certificates for the appropriate number of issued and outstanding Shares.

5.	The Company covenants and agrees that, until the Expiry Time, while the Warrants represented by this Additional Warrant Certificate shall be outstanding, it shall reserve and there shall remain unissued out of its authorized capital a sufficient number of Shares to satisfy the right of purchase herein provided, as such right of purchase may be adjusted pursuant to Sections 6 and 7. All Shares which shall be issued upon the exercise of the right to purchase herein provided for, upon payment therefor of the amount at which such Shares may at the time be purchased pursuant to the provisions hereof, shall be issued as fully paid and non-assessable shares and the Holder thereof shall not be liable to the Company or its creditors in respect thereof.

6.	The Exercise Price (and the number of Shares purchasable upon exercise in the case of Sections 6.(a), 6.(b) and 6.(c)) shall be subject to adjustment from time to time in the events and in the manner provided as follows:

(a)	Share Reorganization. If at any time on or after the date hereof and at or prior to the Expiry Time (the “Adjustment Period”) the Company shall:

(i)	subdivide, redivide or change its outstanding Shares into a greater number of Shares, or

(ii)	consolidate, reduce or combine its outstanding Shares into a lesser number of Shares,

(any of such events in these paragraphs (i) and (ii) being a “Share Reorganization”), then the Exercise Price shall be adjusted as of the effective date or record date, as the case may be, at which the holders of Shares are determined for the purpose of the Share Reorganization by multiplying the Exercise Price in effect immediately prior to such effective date or record date by a fraction, the numerator of which shall be the number of Shares outstanding on such effective date or record date before giving effect to such Share Reorganization and the denominator of which shall be the number of Shares outstanding as of the effective date or record date after giving effect to such Share Reorganization (including, in the case where securities exchangeable for or convertible into Shares are distributed, the number of Shares that would have been outstanding had such securities been fully exchanged for or converted into Shares on such record date or effective date). From and after any adjustment of the Exercise Price pursuant to this Section 6.(a), the number of Shares purchasable pursuant to this Additional Warrant Certificate not previously exercised shall be adjusted contemporaneously with the adjustment of the Exercise Price by multiplying the number of Shares then otherwise purchasable on the exercise thereof by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment and the denominator of which shall be the Exercise Price resulting from such adjustment.

(b)	Special Distribution. If and whenever during the Adjustment Period the Company shall issue or distribute to all or to substantially all the holders of the Shares:

(i)	securities of the Company including shares, rights, options or warrants to acquire shares of any class or securities exchangeable for or convertible into or exchangeable into any such shares or cash, or property or assets and including evidences of its indebtedness, or

(ii)	any property or other assets,

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and if such issuance or distribution does not constitute (x) dividends paid in the ordinary course, (y) an issuance or distribution in lieu of dividends paid in the ordinary course, or (z) a Share Reorganization (any of such non-excluded events being herein called a “Special Distribution”), the number of Shares to be issued by the Company under the Warrants shall, at the time of exercise, be appropriately adjusted, as determined by the board of directors of the Company, acting reasonably and in good faith, and the Holder shall receive, in addition to the number of Shares in respect of which the right is then being exercised, the aggregate number of Shares or other securities or property that the Holder would have been entitled to receive as a result of such event if, on the record date therefor, the Holder had been the registered holder of the number of Shares to which the Holder was theretofore entitled upon the exercise of the Warrants.

(c)	Capital Reorganization. If and whenever during the Adjustment Period there shall be a reclassification of Shares at any time outstanding or a change of the Shares into other shares or into other securities (other than a Share Reorganization), or a consolidation, amalgamation, arrangement or merger of the Company with or into any other company or other entity (other than a consolidation, amalgamation, arrangement or merger which does not result in any reclassification of the outstanding Shares or a change of the Shares into other securities), or a transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another company or other entity (any of such events being herein called a “Capital Reorganization”), the Holder, where he has not exercised the right of subscription and purchase under this Additional Warrant Certificate prior to the effective date or record date, as the case may be, of such Capital Reorganization, shall be entitled to receive, and shall accept upon the exercise of such right for the same aggregate consideration, in lieu of the number of Shares to which such Holder was theretofore entitled upon such exercise, the aggregate number of shares, other securities or other property which such Holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, the Holder had been the registered holder of the number of Shares to which such Holder was theretofore entitled to subscribe for and purchase. If determined appropriate by the board of directors of the Company, with the approval of the Holder, both acting reasonably and in good faith, appropriate adjustments shall be made as a result of any such Capital Reorganization in the application of the provisions set forth in this Section 6 with respect to the rights and interests thereafter of the Holder to the end that the provisions set forth in this Section 6 shall thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any shares, other securities or other property thereafter deliverable upon the exercise of any Warrant. Any such adjustments shall be made by and set forth in terms and conditions supplemental hereto approved by the board of directors of the Company, acting reasonably and in good faith.

(d)	If and whenever at any time after the date hereof and prior to the Expiry Time, the Company takes any action affecting its shares to which the foregoing provisions of this Section 6, in the opinion of the board of directors of the Company, acting reasonably and in good faith, are not strictly applicable, or if strictly applicable would not fairly adjust the rights of the Holder against dilution in accordance with the intent and purposes thereof, or would otherwise materially affect the rights of the Holder hereunder, then the Company shall, subject to any requisite regulatory approval, execute and deliver to the Holder an amendment hereto providing for an adjustment in the application of such provisions so as to adjust such rights as aforesaid in such a manner as the board of directors of the Company may determine to be equitable in the circumstances, acting reasonably and in good faith.

(e)	For the avoidance of doubt, no events or transactions contemplated by the business combination agreement to be entered into by and among the Company, LeddarTech Holdings Inc. and Prospector Capital Corp. shall be considered a Share Reorganization, a Special Distribution or a Capital Reorganization that would give effect to an adjustments pursuant to this Section 6 to the Exercise Price and/or the number of Shares purchasable upon exercise.

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7.	The following rules and procedures shall be applicable to the adjustments made pursuant to Section 6:

(a)	The adjustments provided for in Section 6 are cumulative, and shall, in the case of adjustments to the Exercise Price be computed to the nearest one-tenth of one cent and shall be made successively whenever an event referred to therein shall occur, subject to the following paragraphs of this Section 7.

(b)	No adjustment in the Exercise Price shall be required unless such adjustment would result in a change of at least 2.5% in the prevailing Exercise Price and no adjustment shall be made in the number of Shares purchasable upon exercise of this Warrant unless it would result in a change of at least one one-hundredth of a Share; provided, however, that any adjustments which, except for the provisions of this Section 7.(b) would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment.

(c)	No adjustment in the Exercise Price or in the number of Shares purchasable upon exercise of Warrants shall be made in respect of any event described in Section 6, other than the events referred to in Sections 6.(a)(i), 6(a)(ii) and 6(c), if the Holder is entitled to participate in such event on the same terms, mutatis mutandis, as if it had exercised its Warrants prior to or on the effective date or record date of such event. For greater certainty the right to participate in a financing through the exercise of a pre-emptive right or otherwise, shall not be considered the right to participate in such event as outlined in the preceding sentence.

(d)	For greater certainty, no adjustment in the Exercise Price shall be made pursuant to Section 6 in respect of the issue from time to time:

(i)	of Shares purchasable on exercise of the Warrants represented by this Additional Warrant Certificate;

(ii)	of dividends paid in the ordinary course of Shares to holders of Shares who exercise an option or election to receive substantially equivalent dividends in Shares in lieu of receiving a cash dividend pursuant to a dividend reinvestment plan or similar plan adopted by the Company in accordance with applicable securities laws; or

(iii)	of Shares pursuant to any option, share option plan, share purchase plan or other benefit plan in force at the date hereof for directors, officers, employees, advisers or consultants of the Company, as such option or plan is amended or superseded from time to time in accordance with applicable securities laws, and such other benefit plans as may be adopted by the Company in accordance with applicable securities laws;

and any such issue shall be deemed not to be a Share Reorganization or Capital Reorganization.

(e)	If the Company shall set a record date to determine the holders of the Shares for the purpose of entitling them to receive any dividend or distribution or any subscription or purchase rights and shall, thereafter and before the distribution to such shareholders of any such dividend, distribution or subscription or purchase rights, legally abandon its plan to pay or deliver such dividend, distribution or subscription or purchase rights, then no adjustment in the Exercise Price or the number of Shares purchasable upon exercise of any Warrant shall be required by reason of the setting of such record date.

(f)	As a condition precedent to the taking of any action which would require any adjustment in any of the subscription rights pursuant to this Additional Warrant Certificate, including the Exercise Price and the number or class of shares or other securities which are to be received upon the exercise thereof, the Company shall take any corporate action which may be necessary in order that the Company have unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the shares or other securities which the holder of such Additional Warrant Certificate is entitled to receive on the full exercise thereof in accordance with the provisions hereof.

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(g)	In the absence of a resolution of the board of directors of the Company fixing a record date for a Special Distribution, the Company shall be deemed to have fixed as the record date therefor the date on which such distribution is effected.

(h)	Any question that at any time or from time to time arises with respect to the amount of any adjustment to the Exercise Price or other adjustments pursuant to Section 6 shall be conclusively determined by the board of directors of the Company and shall be binding upon the Company and the Holder. In the event that any such determination is made, the Company shall notify the Holder in the manner contemplated in Section 18 describing such determination.

8.	On the happening of each and every such event set out in Section 6, the applicable provisions of this Additional Warrant Certificate, including the Exercise Price, shall, ipso facto, be deemed to be amended accordingly and the Company shall take all necessary action so as to comply with such provisions as so amended.

9.	In any case in which Section 6 shall require that an adjustment shall be effective immediately after a record date for an event referred to herein, the Company may defer, until the occurrence of such an event:

(a)	issuing to the Holder of the Warrants exercised after such record date and before the occurrence of such event, the additional Shares issuable upon such exercise by reason of the adjustment required by such event, and

(b)	delivering to such holder any distributions declared with respect to such additional Shares after such record date and before such event;

provided, however, that the Company shall deliver or cause to be delivered to such Holder, an appropriate instrument evidencing such Holder’s right, upon the occurrence of the event requiring the adjustment, to an adjustment in the Exercise Price or the number of Shares purchasable on the exercise of the Warrants and to such distributions declared with respect to any additional Shares issuable on the exercise of the Warrants.

10.	At least five (5) Business Days prior to the effective date or record date, as the case may be, of any event which requires or might require adjustment in any of the subscription rights pursuant to this Additional Warrant Certificate, including the Exercise Price and the number of Shares which are purchasable upon the exercise thereof, the Company shall notify the Holder of the particulars of such event and, if determinable, the required adjustment and the computation of such adjustment. In case any adjustment for which such notice has been given is not then determinable, the Company shall promptly after such adjustment is determinable notify the Holder of the adjustment and the computation of such adjustment.

11.	The Company shall maintain at its principal office a register of holders in which shall be entered the names and addresses of the holders of the Warrants. The Company shall notify the Holder forthwith of any change of address of the principal office of the Company.

12.	The Company shall not be required to issue fractional Shares in satisfaction of its obligations hereunder. If any fractional interest in a Share would be deliverable upon the exercise of a Warrant, the Company shall in lieu of delivering the fractional Shares therefor satisfy the right to receive such fractional interest by payment to the holder of such Warrant of an amount in cash equal (computed in the case of a fraction of a cent to the next lower cent) to the value of the right to acquire such fractional interest on the basis of the Current Fair Market Value at the Exercise Date. For the purposes of this Additional Warrant Certificate, “Current Fair Market Value” of a Share is the price per Share determined by the board of directors of the Company in good faith.

13.	Except as herein expressly provided, all or any of the rights conferred upon the Holder by the terms hereof may be enforced by the Holder by appropriate legal proceedings.

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14.	If this Additional Warrant Certificate becomes stolen, lost, mutilated or destroyed, the Company shall, on such terms as it may in its discretion acting reasonably impose, issue and deliver to the Holder a new Additional Warrant Certificate of like denomination, tenor and date as the Additional Warrant Certificate so stolen, lost, mutilated or destroyed.

15.	This Additional Warrant Certificate and the Warrants represented hereby shall not be transferred by the Holder without the prior written consent of the Company, except to an Affiliate. The Shares issuable upon exercise of the Warrants or any interest therein or portion thereof shall be transferable by the registered holder hereof subject to any restriction under the articles of the Company, the terms and conditions of the Shareholders Agreements and any applicable law (including applicable hold periods). “Affiliate” means, with respect to the Holder, any other person or entity who, directly or indirectly, controls, is controlled by, or is under common control with the Holder, including without limitation any general partner, managing member, officer or director of the Holder or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, the Holder.

16.	Nothing contained herein shall confer any right upon the Holder or any other person to subscribe for or purchase any shares in the capital of the Company or any securities of any other company at any time subsequent to the Expiry Time. After the Expiry Time, this Additional Warrant Certificate and all rights hereunder shall be void and of no effect.

17.	Except as expressly set out herein, the holding of this Additional Warrant Certificate or the Warrants represented hereby shall not constitute a holder hereof of Shares nor entitle it to any right of interest in respect thereof.

18.	Except as expressly set out herein, any notice to be given hereunder to the Holder shall be deemed to be validly given if such notice is given by personal delivery, registered mail or email to the attention of the Holder at its registered address or email address recorded in the registers maintained by the Company. Any notice so given shall be deemed to be validly given, if delivered personally or sent by email, on the day of delivery and if sent by post or other means, on the fifth (5th) Business Day next following the sending thereof. In determining under any provision hereof the date when notice of any event must be given, the date of giving notice shall be included and the date of the event shall be excluded. All costs in connection with the giving of notices contemplated by this Additional Warrant Certificate shall be borne by the Company.

19.	This Additional Warrant Certificate is binding upon the Company and its successors.

20.	This Additional Warrant Certificate and the Warrants represented hereby shall be governed by the laws of the Province of Québec and the federal laws of Canada applicable therein.

21.	This Additional Warrant Certificate may be signed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts signed or delivered via facsimile, electronically (including pdf or electronic signature) or other transmission method will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Pages Follow]

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IN WITNESS WHEREOF this Additional Warrant Certificate has been executed on behalf of the Company as of the first date written above.

LEDDARTECH INC.

Per:
Name:	Charles Boulanger
Title:	Chief Executive Officer

Signature Page to Additional Warrant Certificate

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Acknowledged and agreed to by:

●

By:
Name:
Title:

Address: ●

Email Address:	●

Signature Page to Additional Warrant Certificate

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EXERCISE NOTICE

TO: LEDDARTECH INC.

The undersigned registered holder of the within Additional Warrant Certificate, hereby:

(a)	subscribes for __________ whole Shares (as defined in the Additional Warrant Certificate) (or such number of other securities or property to which such subscription entitles the undersigned in lieu thereof or in addition thereto under the Additional Warrant Certificate) in the capital of LeddarTech Inc. at the price per share in United States dollars equal to the Exercise Price (and in payment of the Exercise Price provides a wire or encloses a bank draft or certified cheque in United States dollars payable to the order of LeddarTech Inc. or its successor Company) as set forth below: and

(b)	delivers herewith the above-mentioned Additional Warrant Certificate entitling the undersigned to subscribe for the above-mentioned number of Shares.

The undersigned hereby directs that the said Shares be registered as follows:

Name(s) in full	Address(es) (including Postal Code)	Number(s) of Shares

DATED this ________ day of ___________________________, 20__.

(Authorized Signatory of Subscriber)

(Print Name of Subscriber)

(Address of Subscriber in full)

The certificates will be mailed by registered mail to the address appearing in this Exercise Notice.

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Schedule M

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